Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporated by reference in this Registration Statement on Form S-3 of our report dated April 24, 2025 relating to the consolidated financial statements of YOOV Group Holding Limited (“the Company”), with respect to our audits of the consolidated balance sheets of the Company and its subsidiaries as of March 31, 2024 and 2023, and related consolidated statement of operations and comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for each of the year in the two years period ended March 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”), which report is included in the Form S-4 (File No. 333-286738, filed with the SEC on April 24, 2025) and Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-286738, filed with the SEC on June 10, 2025).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ARK Pro CPA & Co

ARK PRO CPA & Co

Hong Kong, China

June 12, 2025

PCAOB Firm ID: 3299